SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of1934

Filed by the registrant                              [  X ]

Filed by a party other than the registrant           [    ]

Check the appropriate box:

[  ]    Preliminary proxy statement                  [    ] Confidential, for
                                                     use of the Commission
                                                     only (as permitted
                                                     Rule 14a-6(e)(2)

[   ]    Definitive proxy statement

[ X ]    Definitive additional materials

[   ]    Soliciting material pursuant to 240.14a-11(c)  or 240.14a-12

                (Name of Registrant as Specified in Its Charter)

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                   (Name of Person(s) Filing Proxy Statement)

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

Payment of filing fee (Check the appropriate box):

[    ]  $125  per  Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2), or Item 22(a)(2) of Schedule 14A.

[     ] $500 per each party to the controversy  pursuant to Exchange Act Rule
         14a-6(i)(3).

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and O-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per nit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4)       Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[   ]    Fee paid previously with preliminary material.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:









                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                         Annual Meeting of Shareholders

                         URGENT MESSAGE TO SHAREHOLDERS

Dear Shareholder:

         We have not yet received your vote for the Annual Meeting of Shareholders of the Templeton Vietnam Opportunities Fund, Inc. scheduled to be held on Tuesday, OCTOBER 8, 1996. In order for your shares to be represented at the meeting, we need to receive your executed proxy on or before the meeting date. We urge you to act promptly so that we can obtain a sufficient number of shares to hold the meeting as scheduled and avoid the additional cost of further proxy solicitation and meeting adjournment. PLEASE SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR INVESTMENT ADVISOR.

Sincerely,

Templeton Vietnam Opportunities Fund, Inc.






Please vote your shares through either one of the convenient methods listed below:

1.   BY FACSIMILE, you can fax your signed proxy to (516) 254-7670, anytime.


                                   OR

2.   BY MAIL, return your proxy in the enclosed postage-paid envelope.